UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2023

AEYE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39699	37-1827430
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

One Park Place, Suite 200, Dublin, California	94568
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 400-4366

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LIDR	The Nasdaq Stock Market LLC
Warrants to receive one share of Common Stock	LIDRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported by AEye, Inc. (the “Company”) on a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on January 25, 2023, the Company received written notice from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that for the previous 30 consecutive business days, the Company had not been in compliance with the $1.00 minimum bid price requirement for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”).

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided with a period of 180 calendar days, or until July 19, 2023 (the “First Compliance Date”), to regain compliance with the Bid Price Rule. As the Company did not regain compliance with the Bid Price Rule by the First Compliance Date, the Nasdaq Listing Rules provide that the Company is eligible for a second 180-day compliance period if the Company meets the continued listing requirement for all initial listing standards for The Nasdaq Capital Market, with the exception of the Bid Price Rule, and the Company provides written notice of its intention to cure the Bid Price Rule deficiency during the second compliance period.

On July 19, 2023, the Company notified Nasdaq in writing of its intention to cure the deficiency and requested an additional 180-calendar day period in which to do so. On July 20, 2023, the Company was notified by Nasdaq that the Company had been granted a second 180-calendar day period, or until January 16, 2024 (the “Second Compliance Date”), to regain compliance and cure the deficiency, provided that the Company continues to meet the continued listing requirements of Nasdaq, other than the Bid Price Rule.

This action has no immediate effect on the Company’s Nasdaq listing and its common stock will continue to be listed under the symbol “LIDR.”

If the Company does not regain compliance with the Bid Price Rule prior to the Second Compliance Date, Nasdaq is expected to notify the Company of its determination to delist the Company’s common stock. At that time, the Company may appeal the delisting determination to a Nasdaq hearings panel.

The Company will continue to monitor its closing bid price and will consider its available options to resolve the deficiency and regain compliance with the Bid Price Rule prior to the Second Compliance Date, including, but not limited to, implementing a reverse stock split of its outstanding securities. There can be no assurance that the Company will regain compliance with the Bid Price Rule, be successful in any appeal it may undertake, or its ability to maintain compliance with any of the Nasdaq continued listing requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEye, Inc.

Dated: July 20, 2023
	By:	/s/ Andrew S. Hughes
Andrew S. Hughes
Senior Vice President, General Counsel & Corporate Secretary